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EN POINTE TECHNOLOGIES, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
EXHIBIT 11


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                                                              Three Months ended
                   BASIC                                         December 31,
     (in thousands, except per share data)                   --------------------
                                                              1998         1997
                                                            --------     -------
Net income                                                  $   (87)     $1,139
                                                            -------      ------
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Basis for computation of basic earnings
per common:

Beginning balance of shares outstanding                       5,900       5,779

Weighted average number of shares
issued during the period                                         24          64


                                                            -------      ------
Total weighted shares outstanding during period               5,924       5,843
                                                            -------      ------
                                                            -------      ------
Earnings per share                                          $ (0.01)     $ 0.19
                                                            -------      ------
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                                                            Three Months ended
                DILUTED                                        December 31,
   (in thousands, except per share data)                    ------------------
                                                              1998        1997
                                                            -------      ------
Net income                                                  $   (87)     $1,139
                                                            -------      ------
                                                            -------      ------
Basic for computation of diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                                     5,924       5,843

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants, exercised and
canceled during the period and after assumed
repurchase of treasury shares                                  -            459
                                                            -------      ------
Total weighted shares                                         5,924       6,302
                                                            -------      ------
                                                            -------      ------
Earnings per share                                          $(0.01)      $ 0.18
                                                            -------      ------
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